                                                                     EXHIBIT 2.5

                             ACQUISITION AGREEMENT

                                     dated

                               September 3, 1999


                                 By and Among


                                 NETZEE, INC.
                            (A Georgia Corporation)

                                      And

                               CALL ME BILL, LLC
                     (A Kentucky Limited Liability Company)

                                      And

                    THE EQUITY OWNERS OF CALL ME BILL, LLC
                          NAMED ON SCHEDULE I HERETO

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1    THE PURCHASE.........................................................................   1

     Section 1.1    Purchase and Sale of Shares...................................................   1
     Section 1.2    Time and Place of Closing.....................................................   1

ARTICLE 2    OFFICERS AND DIRECTORS OF THE COMPANY................................................   1

     Section 2.1    Resignations..................................................................   1

ARTICLE 3    PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE.........................................   2

     Section 3.1    Purchase Price................................................................   2
     Section 3.2    Payment of Purchase Price.....................................................   2
     Section 3.3    Surrender and Exchange of Certificates........................................   2

ARTICLE 4    RULES OF CONSTRUCTION................................................................   2

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...................   5

     Section 5.1    Organization..................................................................   5
     Section 5.2    Capitalization................................................................   5
     Section 5.3    Authority; No Violation.......................................................   6
     Section 5.4    Financial Statements..........................................................   7
     Section 5.5    Broker's and Other Fees.......................................................   7
     Section 5.6    Absence of Certain Changes or Events..........................................   7
     Section 5.7    Legal Proceedings.............................................................   8
     Section 5.8    Taxes and Tax Returns.........................................................   8
     Section 5.9    Employee Benefit Plans and Relations..........................................   9
     Section 5.10   Compliance with Applicable Laws...............................................  11
     Section 5.11   Certain Contracts.............................................................  11
     Section 5.12   Properties and Insurance......................................................  12
     Section 5.13   Environmental Matters.........................................................  14
     Section 5.14   Intellectual Property.........................................................  14
     Section 5.15   Adequacy of Technical Documentation...........................................  15
     Section 5.16   Third-Party Components in Software............................................  16
     Section 5.17   Third-Party Interests or Marketing Rights in Software.........................  16
     Section 5.18   No Parachute Payments.........................................................  16
     Section 5.19   Absence of Certain Agreements and Practices...................................  16
     Section 5.20   Major Vendors and Customers...................................................  17
     Section 5.21   Accounts Receivable...........................................................  17
     Section 5.22   Bank Accounts.................................................................  17
     Section 5.23   Corporate Records.............................................................  17
     Section 5.24   Combinations Involving the Company............................................  17

Stock Purchase Agreement - Page i

     Section 5.25   Labor Relations.................................................................   17
     Section 5.26   Year 2000 Matters...............................................................   18
     Section 5.27   Change in Control Provisions....................................................   18
     Section 5.28   No Prior Convictions............................................................   19
     Section 5.29   Tax Advice......................................................................   19
     Section 5.30   Shareholder's Additional Representations........................................   19
     Section 5.31   Disclosure......................................................................   19

ARTICLE 6    Intentionally Deleted..................................................................   20

ARTICLE 7    COVENANTS AND AGREEMENTS OF THE PARTIES................................................   20

     Section 7.1    Corporate Organization..........................................................   20
     Section 7.2    Authority; No Violation.........................................................   20
     Section 7.3    Broker's and Other Fees.........................................................   21
     Section 7.4    Legal Proceedings...............................................................   21
     Section 7.5    Disclosure......................................................................   22

ARTICLE 8    COVENANTS AND AGREEMENTS OF THE PARTIES................................................   22

     Section 8.1    Conduct of Business.............................................................   22
     Section 8.2    Negative Covenants..............................................................   22
     Section 8.3    No Solicitation.................................................................   24
     Section 8.4    Current Information.............................................................   25
     Section 8.5    Access to Properties and Records; Confidentiality...............................   25
     Section 8.6    Regulatory Matters; Consents; Cooperation, etc..................................   26
     Section 8.7    Parties' Efforts; Further Assurances; Cooperation...............................   26
     Section 8.8    Public Announcements............................................................   26
     Section 8.9    Failure to Fulfill Conditions...................................................   26
     Section 8.10   Disclosure Supplements..........................................................   27
     Section 8.11   Release; Covenant Not to Sue....................................................   27
     Section 8.12   Employment Agreements...........................................................   28
     Section 8.13   Special Provisions with Respect to the Company..................................   29
     Section 8.14   Cooperation and Exchange of Information.........................................   29
     Section 8.15   Customer Contacts...............................................................   29
     Section 8.16   Post-Closing Expenses...........................................................   29
     Section 8.17   Tax Returns.....................................................................   29
     Section 8.18   Letter of Credit................................................................   29

ARTICLE 9    CLOSING CONDITIONS.....................................................................   29

     Section 9.1    Conditions of Each Party's Obligations Under this Agreement.....................   29
                       (a)  Approvals and Regulatory Filings........................................   30
                       (b)  Suits and Proceedings...................................................   30
     Section 9.2    Conditions to the Obligations of Purchaser under this Agreement.................   30
                       (a)  Representations and Warranties; Covenants and
                              Agreements; Consents..................................................   30

Stock Purchase Agreement - Page ii

                       (b)  Intentionally Deleted...................................................   30
                       (c)  Certificates............................................................   30
                       (d)  Noncompetition, Nonsolicitation and Confidentiality Agreements..........   31
                       (e)  Confidentiality and Assignment Agreements...............................   31
                       (f)  Completion of Due Diligence on the Company..............................   31
                       (g)  No Material Adverse Effect on the Company...............................   31
                       (h)  Customer Inquiries......................................................   31
                       (i)  Intentionally Deleted...................................................   31
                       (j)  Termination or Assignment of Certain Agreements.........................   31
                       (k)  Release of Obligations..................................................   31
                       (l)  Escrow Agreement........................................................   31
                       (m)  Releases................................................................   31
     Section 9.3    Conditions to the Obligations of the Company and the
                      Shareholders under this Agreement.............................................   32
                       (a)  Representations and Warranties; Covenants and Agreements; Consents......   32
                       (b)  Certificates............................................................   32
                       (c)  No Material Adverse Effect on Purchaser.................................   32
                       (d)  Approvals...............................................................   32
                       (e)  Escrow Agreement........................................................   32

ARTICLE 10   SURVIVAL...............................................................................   32

     Section 10.1   Survival........................................................................   32

ARTICLE 11   INDEMNIFICATION........................................................................   33

     Section 11.1   Indemnification by the Company and Shareholders.................................   33
     Section 11.2   Indemnification by Purchaser....................................................   33
     Section 11.3   Claims for Indemnification......................................................   33
                       (a)  Procedure...............................................................   33
                       (b)  Excluded Costs..........................................................   34
                       (c)  Insurance...............................................................   34
                       (d)  Period to Settle........................................................   34
     Section 11.4   Defense of Claim by Third Parties...............................................   34
     Section 11.5   Third Party Claim Assistance....................................................   35
     Section 11.6   Settlement of Indemnification Claims............................................   35
     Section 11.7   Manner of Indemnification by the Company and Shareholders.......................   35
     Section 11.8   Certain Limitations.............................................................   35

ARTICLE 12   MISCELLANEOUS..........................................................................   36

     Section 12.1   Expenses........................................................................   36
     Section 12.2   Notices.........................................................................   36
     Section 12.3   Parties in Interest.............................................................   37
     Section 12.4   Entire Agreement................................................................   38
     Section 12.5   Counterparts....................................................................   38

Stock Purchase Agreement - Page iii

     Section 12.6    Governing Law....................................................................  38
     Section 12.7    Arbitration......................................................................  38
     Section 12.8    Invalidity of any Part...........................................................  39
     Section 12.9    Time of the Essence; Computation of Time.........................................  39
     Section 12.10   Members Representative...........................................................  39
     Section 12.11   Contract Interpretation..........................................................  40

Stock Purchase Agreement - Page iv

                             ACQUISITION AGREEMENT
                             ---------------------

     THIS ACQUISITION AGREEMENT (the "Agreement") is dated and effective as of September 3, 1999, by and among NETZEE, INC., a Georgia corporation (the "Purchaser"), CALL ME BILL, LLC, a Kentucky limited liability company (the "Company"), and the equity owners of the Company named on Schedule I hereto,
                                                          ----------
each a resident of the State designated on Schedule I (each a "Member" and
                                           ----------
collectively the "Members"). The Purchaser, the Company and the Members are hereinafter collectively called the "Parties."


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Members own 100% of the issued and outstanding equity interests of the Company (the "Company Equity");

     WHEREAS, the Parties have agreed that it is in their best interests for the Purchaser to purchase and for the Members to sell all of the Company Equity;

     WHEREAS, the Board of Directors of Purchaser has approved the purchase of the Company Equity upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                                 THE PURCHASE

     1.1  Purchase and Sale of Equity.  Upon the terms and subject to the
          ---------------------------
conditions of this Agreement, the Members shall sell, assign, deliver and transfer to the Purchaser and the Purchaser shall purchase from the Members, all of the Company Equity free and clear of all liens, claims, options, proxies, charges, pledges, security interests, adverse claims and other encumbrances.

     1.2  Time and Place of Closing.  The consummation of the transactions
          -------------------------
contemplated by this Agreement (the "Closing") shall take place at the offices of Sutherland Asbill & Brennan, LLP, 999 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309 at 10:00 a.m. on August __, 1999, or at such other place and time as Purchaser and the Company may agree (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 9.
                                               ---------

                                   ARTICLE 2
                     OFFICERS AND DIRECTORS OF THE COMPANY

     2.1  Resignations.  Effective immediately upon the Closing the current
          ------------
managers, officers and directors shall resign their current positions as managers, officers and/or directors of the Company.

Stock Purchase Agreement

                                   ARTICLE 3
                 PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE

     3.1  Purchase Price. Subject to the terms of this Agreement and the related
          --------------
agreements and documents, the purchase price ("Purchase Price") for all of the Company Equity shall be $3,287,500.

     3.2  Payment of Purchase Price. At the Closing, the Purchaser shall deliver
          -------------------------
(or cause to be delivered) the Purchase Price as follows:

          (a) to the escrow agent designated in the Escrow Agreement in the form of Exhibit 3.2(a) hereto ("Escrow Agreement"), cash in the amount of $100,000; and

          (b) to the Members, cash in the amount of $3,187,500, in the proportions indicated on Company Disclosure Schedule 3.2(b) hereto.
                         ---------------------------------

     3.3  Surrender of Certificates. At the Closing, Purchaser shall deliver
          -------------------------
cash to the Members by wire transfer of immediately available funds, in the manner provided in Section 3.2. Upon surrender to Purchaser of certificates, or other appropriate evidence of ownership, representing Company Equity (the "Certificates"), and subject to the Escrow Agreement, the holder of such Certificates shall be entitled to receive at the Closing in exchange therefor, such allocation of the Purchase Price as is set forth on Company Disclosure
                                                         ------------------
Schedule 3.2(b) to which such holder is entitled pursuant to the provisions of
--------------
Section 3.1. All payments in respect of Company Equity that are made in
-----------
accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                                   ARTICLE 4
                             RULES OF CONSTRUCTION

          In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

          (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

          (b)  Any reference to any gender includes the other gender;

          (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

          (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;


Stock Purchase Agreement - Page 2

          (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

          (f) Any reference to "writing" includes printing, typing, lithography and other means of reproducing words in a visible form;

          (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

          (h) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

          (i) References herein to the "Company Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Company or the Members to the Purchaser and all other documents, agreements, and other items disclosed by the Company or the Members in writing to the Purchaser and attached to such schedules in connection with this Agreement, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;
              ---------

          (j) The term "disclosed by Purchaser" means and includes, with respect to information concerning any event, fact or circumstance, information contained in the Purchaser's Disclosure Schedules, in this Agreement and the other Purchase Agreements (defined in Section 12.4), and in press releases of
                                      ------------
Purchaser disseminated to major news wire services;

          (k)  The term "including" means "including, without limitation";

          (l) The term "Governmental Authority" means any United States federal, state or local, or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

          (m) The term "Knowledge" as used with respect to (i) the Members (including any references to the Members being aware of a particular matter) means the actual knowledge of any of the Members or the shareholders of such Members (other than Cyrus Ansary or Matthew Clary, III as trustee of the Matthew
A. Clary, Jr. Trust) and information which any of them reasonably should have known, without inquiry, given the nature of the disclosure and (ii) the Company (including any references to the Company being aware of a particular matter) means the actual knowledge of any of the officers of the Company and information which any of them reasonably should have known, without inquiry, given the nature of the disclosure;

          (n) The term "Material Adverse Effect" with respect to a person or entity means any circumstance of, change in, or effect on the business and affairs of such person or entity or any of its Subsidiaries thereof that, individually or in the aggregate with any other circumstance of, change in, or effect on, the business and affairs of such person or entity and its


Stock Purchase Agreement - Page 3

Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted provided, however, that a Material Adverse Effect shall not include any effect to the extent resulting from (i) any change in generally applicable economic, business or financial market conditions, (ii) any generally applicable change in the Company's industry or (iii) any change in Laws or in generally accepted accounting principles;

          (o) The term "person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (as defined herein);

          (p) References herein to the "Purchaser Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Purchaser to the Company and the Members and all other documents, agreements and other items disclosed by the Purchaser in writing to the Company and the Members and attached to such schedules in connection with this Agreement, and references to a numbered Purchaser Disclosure Schedule shall mean that portion of the Purchaser Disclosure Schedules that refers to the specific section or subsection of Article 6;
                         ---------

          (q) The term "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner or managing member; and

          (r) Each of the Parties acknowledges that it has had the opportunity to negotiate the terms and provisions of this Agreement, with the assistance and review of its counsel. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

                                   ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                 SHAREHOLDERS

     To induce the Purchaser to enter into this Agreement and the other Purchase Agreements, the Company and the Members, jointly and severally, hereby represent and warrant to the Purchaser as follows:

     5.1  Organization.
          ------------

          (a) The Company is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Kentucky. The Company has the

Stock Purchase Agreement - Page 4
requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure of the Company to be licensed, qualified or in good standing would not have and is not reasonably likely to have a Material Adverse Effect on the Company. Company Disclosure Schedule
                                               ---------------------------
5.1(a) lists all of the jurisdictions in which the Company does business and
-----
separately identifies each of the jurisdictions in which the Company is qualified to do business.

          (b)  Company Disclosure Schedule 5.1(b) sets forth true and correct
               ---------------------------------
copies of the Articles of Organization and Operating Agreement of the Company and all amendments thereto.

          (c)  Except as set forth on Company Disclosure Schedule 5.1(c), the
                                      ----------------------------------
Company has no subsidiaries; and except as disclosed on Company Disclosure
                                                        ------------------
Schedule 5.1(c), the Company does not own or control, directly or indirectly,
---------------
any equity interest in any corporation, company, association, partnership, joint venture or other entity.

     5.2  Capitalization.  As of the date hereof, there are 1,000 interests of
          --------------
Company Equity issued and outstanding.  Company Disclosure Schedule 5.2 sets
                                        -------------------------------
forth the quantity of interests of Company Equity owned by each Member. Other than as disclosed on Company Disclosure Schedule 5.2, there are no options,
                     -------------------------------
warrants, or other rights to acquire Company Equity. All issued and outstanding interests of Company Equity have been validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued pursuant to effective registration statements or under available exemptions from the registration requirements of the federal and state securities laws. Except as set forth on Company Disclosure Schedule 5.2,
                                         -------------------------------
neither the Company nor any Member has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, registration, subscription or issuance of any equity interests in the Company or any securities representing the right to purchase, subscribe or otherwise receive any equity interests in the Company or any securities convertible into any such equity interests, and, except as set forth on Company Disclosure Schedule 5.2, there are no agreements
                       -------------------------------
or understandings with respect to voting any such equity interests. All outstanding Company Equity are owned free and clear of all liens, claims, options, charges, pledges, security interests, adverse claims and encumbrances.

     5.3  Authority; No Violation.
          -----------------------

          (a)  Except as disclosed on Company Disclosure Schedule 5.3(a)
                                      ----------------------------------
(collectively, the "Company Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Authorizations") any third party or any Governmental Authority are necessary on behalf of the Company or any of the Members in connection with
(i) the execution and delivery by the Company and the Members of this Agreement and the other Purchase Agreements, (ii) the consummation by the Company and the Members of the transactions contemplated hereby and thereby and (iii) the performance of the Company's and the Member's obligations under this Agreement and the other Purchase

Stock Purchase Agreement - Page 5

Agreements. The Company has the full requisite power and authority to execute and deliver this Agreement and the other Purchase Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Purchase Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the managing body and Members of the Company in accordance with the governing instruments of the Company and with applicable Laws (as defined below). Except for the Company Approvals, no other requisite proceedings on the part of the Company or the Members are necessary for the Company and the Members to execute and deliver this Agreement and the other Purchase Agreements to which they are a party and for the Company and the Members to be bound by the terms hereof and thereof. This Agreement and the other Purchase Agreements to which they are a party have been duly and validly executed and delivered by the Company and the Members and constitute the valid and binding obligation of the Company and the Members enforceable against the Company and the Members in accordance with its and their terms, subject to bankruptcy, insolvency and similar laws of general application relating to or affecting creditors rights and to general equitable principles.

          (b) Neither the execution and delivery by the Company and the Members of this Agreement and the other Purchase Agreements to which they are a party, nor the consummation by the Company and the Members of the transactions contemplated hereby and thereby in accordance with the other terms hereof and thereof, nor compliance by the Company and the Members with any of the terms or provisions hereof or thereof, will: (i) violate any provision of the Company's governing instruments; (ii) assuming that the Company Approvals are duly obtained, violate any United States federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, "Laws") applicable to the Company, the Members or any of its or their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of the Company or the Members under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Members is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) or (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company, and which will not prevent or delay the consummation of the transactions contemplated hereby.

     5.4  Financial Statements.
          --------------------

          (a)  Company Disclosure Schedule 5.4(a) sets forth copies of: (i) the
               ----------------------------------
balance sheets of the Company as of March 31, 1999, June 30, 1999, December 31, 1998 and December 31, 1997, and (ii) the statements of income for the periods ended March 31, 1999, June 30, 1999, December 31, 1998 and December 31, 1997 (together with the related notes and the financial statements to be delivered pursuant to Section 8.17, collectively, the "Company Financial Statements").
            ------------

Stock Purchase Agreement - Page 6

          (b) The Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP") applied consistently during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly, the financial position of the Company as of the respective dates set forth therein, and the results of the Company's operations and its cash flows for the respective periods set forth therein, in accordance with GAAP.

          (c)  Intentionally Deleted.

          (d) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company
                                                                -------
Disclosure Schedule 5.4(d), since June 30, 1999, the Company has not incurred
--------------------------
any liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"), except in the ordinary course of business and consistent with past practice (which, in the aggregate, are not material) and except for this Agreement and the other Purchase Agreements.

          (e)  Except as disclosed in Company Disclosure Schedule 5.4(e), since
                                      ----------------------------------
June 30, 1999, there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of the Company that has had, individually or in the aggregate, a Material Adverse Effect on the Company or which is reasonably likely to have a Material Adverse Effect on the Company, other than changes, occurrences and circumstances disclosed by the Company on the Company Disclosure Schedules.

     5.5  Broker's and Other Fees. Except as disclosed in Company Disclosure
          -----------------------                          ------------------
Schedule 5.5, neither Company nor any of the Members have employed any broker or
------------
finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Purchase Agreements.

     5.6  Absence of Certain Changes or Events.
          ------------------------------------

          (a)  Except as disclosed in Company Disclosure Schedule 5.6(a) and
                                      ----------------------------------
except for changes in the economy and other factors generally affecting the market for the Company's services, the Company and the Members do not have Knowledge of any existing facts or conditions which they reasonably believe to be likely to cause a Material Adverse Effect on the Company in the next twelve months from that reflected in the Company Financial Statements.

          (b)  Except as set forth in Company Disclosure Schedule 5.6(b),
                                      ----------------------------------
neither the Company nor the Members has taken or permitted any of the actions set forth in Section 8.2(a) since June 30, 1999 and, except for execution of
                     ------
this Agreement, the Company has conducted its business only in the ordinary course, consistent with past practice. Prior to June 30, 1999, neither the Company nor the Members has taken or permitted any of the actions set forth in
Section 8.2(a) that are not reflected in the Company Financial Statements.
--------------

     5.7  Legal Proceedings.  Except as disclosed in Company Disclosure Schedule
          -----------------                          ---------------------------
5.7, neither the Company nor any of the Members is a party to any, and there are
---
no pending or, to the Company's or the Members' Knowledge, threatened legal, administrative, arbitral or other proceedings, claims or actions of any nature against the Company or any of the Members (relating to the Company). To the Knowledge of the Company or the Members, there are no

Stock Purchase Agreement - Page 7
pending or threatened governmental investigations of any nature against the Company or any of the Members (relating to the Company). Except as disclosed in Company Disclosure Schedule 5.7, the Company is not a party to any order,
-------------------------------
judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule 5.7, no actions,
                                  -------------------------------
suits, demands, notices, claims or proceedings or, to the Knowledge of the Company or the Members, investigations, are pending or, to the Company's or the Members' Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of the Company or that otherwise relate, directly or indirectly to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities.

     5.8  Taxes and Tax Returns.  Except as disclosed in Company Disclosure
          ---------------------                          ------------------
Schedule 5.8:
------------

          (a) The Company has duly and timely filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local, or foreign, Taxes and has duly and timely paid (and until the Closing Date will so pay) all Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed by the Company and the Members to Purchaser in writing). As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. The Company has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of the Company through such date.

          (b) None of the Returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or any other United States federal, state or local or any foreign Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings presently pending nor, to the Knowledge of the Company and the Members, any other disputes pending with respect to, or claims asserted for, Taxes upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of the Company, except Liens for Taxes not yet due. The Company and the Members have complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

Stock Purchase Agreement - Page 8

          (c) The Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company (nor to the Company's or the Members' Knowledge has any Governmental Authority proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which the Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

     5.9  Employee Benefit Plans and Relations.  Except as disclosed in Company
          ------------------------------------                          -------
Disclosure Schedule 5.9:
-----------------------

          (a) The Company does not maintain or contribute to any "employee pension benefit plan" (the "Company Pension Plans"), as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any pension, profit-sharing, retirement, thrift or stock bonus plan, or "employee welfare benefit plan" (the "Company Welfare Plans"), as such term is defined in Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, phantom stock plan, bonus plan or other similar plan, program or arrangement (collectively the "Employee Plans"). The Company has not contributed to, or been required to contribute to, any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

          (b) Each of the Company Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and neither the Company nor the Members are aware of any fact or circumstance that would adversely affect the qualified status of any such plan.

          (c) To the Knowledge of Company or the Members, each of the Company Pension Plans, Company Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws. The Company will not have any liability after the Closing arising from the operation of such Company Pension Plans, Company Welfare Plans and other Employee Plans prior to the Closing that will cause a Material Adverse Effect on the Company.

          (d) Neither the Company nor, to the Company's or the Members' Knowledge, any trustee, fiduciary or administrator of any Company Pension Plan or Company Welfare Plan or any trust created thereunder, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject the Company or any such trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
Section 4975.

          (e) No Company Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Company Pension Plan, as that term is defined in Section

Stock Purchase Agreement - Page 9

4043(b) of ERISA (excluding any reportable event resulting from the effectiveness of this Agreement or any other Purchase Agreement).

          (f) There are no pending or, to the Company's or the Members' Knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Pension Plans or the Company Welfare Plans or any trusts related thereto.

          (g)  Accruals; Funding.
               -----------------

               (i)    Pension Plans. None of the Employee Plans is a Pension
                      -------------
Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).

               (ii)   Other Plans. Company Disclosure Schedule 5.9(g) fully and
                      -----------  ----------------------------------
accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

               (iii)  Contributions.  Except as set forth on Company Disclosure
                      -------------                          ------------------
Schedule 5.9(g): (A) the Company and each trade or business (whether or not
---------------
incorporated), which together with the Company is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o) (an "ERISA Affiliate"), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation ("PBGC") premiums and amounts required to be contributed under Code
Section 412; (B) where applicable, all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

          (h) Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission ("SEC") with respect to the Employee Plans have been so filed, published or disseminated.

     5.10 Compliance with Applicable Laws.  Except as set forth in Company
          -------------------------------                          -------
Disclosure Schedule 5.10, the Company holds all licenses, franchises, permits,
------------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of its business, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect. No proceeding is pending or, to the Knowledge of Company or the Members, threatened seeking the revocation or suspension of any License. Except as set forth on Company Disclosure Schedule 5.10, the Company
                                 --------------------------------
is and has been in compliance in all material respects with all applicable Laws, and neither the Company

Stock Purchase Agreement - Page 10
nor any Member has received any notices of any allegation of any violation by the Company of any Laws or Licenses.

     5.11 Certain Contracts.
          -----------------

          (a)  Company Disclosure Schedule 5.11(a) lists the following
               -----------------------------------
agreements (collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which the Company is a party or by which the Company or any of its properties or assets is bound:

               (i) all agreements involving an annual commitment or payment by any party thereto of more than $10,000 individually or $25,000 in the aggregate or which have a fixed term extending more than 12 months from the date hereof;

               (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

               (iii) all leases of real and personal property that is material to the Company's business and operations;

               (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by the Company in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

               (v) all powers of attorney, guarantees, suretyships or similar agreements;

               (vi)   all employment agreements; and


               (vii) all other agreements to which the Company or any Member is a party and either (1) which is material to the Company's business or (2) the breach of or default under which could have a Material Adverse Effect on the Company.

          (b)  Except as set forth on Company Disclosure Schedule 5.11(b), each
                                      -----------------------------------
of the Material Contracts is valid, binding and enforceable on the Company, and to the knowledge of the Company and the Members, the other parties thereto, in accordance with its terms. The Company has provided a true and complete copy of each Material Contract to Purchaser.

          (c)  Except as disclosed in Company Disclosure Schedule 5.11(c), (i)
                                      -----------------------------------
the Company is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) or other obligation becoming due from the Company to any officer, employee, director, shareholder or consultant thereof. Company Disclosure Schedule 5.11(c) sets
                                   -----------------------------------
forth true and correct copies of all severance or employment

Stock Purchase Agreement - Page 11
agreememts with officers, directors, employees, agents or consultants to which the Company is a party.


           (d)  Except as disclosed in Company Disclosure Schedule 5.11(d), no
                                       -----------------------------------
agreement or understanding to which the Company is a party or by which it is bound limits the freedom of the Company to compete in any line of business or with any person.


           (e)  Except as disclosed in Company Disclosure Schedule 5.11(e),
                                       -----------------------------------
neither the Company nor, to the Knowledge of the Company or the Members, any other party thereto, is in default under any of the Material Contracts or any other agreement to which the Company is a party or to which its properties are bound; to the Company's and the Members' Knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement or to otherwise claim or collect damages the impact of which would have a Material Adverse Effect on the Company; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby and by the other Purchase Agreements.

     5.12  Properties and Insurance.
           ------------------------

           (a)  Except as disclosed in Company Disclosure Schedule 5.12(a), the
                                       -----------------------------------
Company has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements as of June 30, 1999, or owned or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith (and for which adequate reserves have been made) and
(ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company or adversely affect the Company's use of the property subject thereto. The Company as lessee has the right to occupy, use, possess and control all real property leased by the Company as presently occupied, used, possessed and controlled by the Company or necessary in the operation of its businesses as currently conducted.

           (b) The business operations and insurable material properties and assets of the Company are insured for their benefit against all risks which, in the reasonable judgment of the Company and the Members, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Company and the Members adequate for the business engaged in by the Company. Copies of all such policies as in effect on the date hereof are attached hereto as Company Disclosure Schedule 5.12(b).
                                       -----------------------------------
Company has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and the Company is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.


Stock Purchase Agreement - Page 12

           (c) No person other than the Company is currently entitled to possession of any of the properties that are material to the business or operations of the Company or the loss of use of which would have a Material Adverse Effect on the Company, whether owned or leased by the Company. To the Company's and the Members' Knowledge, the real property, buildings, structures and improvements owned or leased by the Company conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The Company has not received notice of, and to the Company's and the Members' Knowledge, there does not exist (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by the Company, (ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by the Company's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by the Company, and those assets used by the Company listed on Company Disclosure Schedule 5.12, constitute all of the
                      --------------------------------
property and assets that the Company uses in connection with the operation of its business as conducted on the Closing Date, and all such property and assets are in good repair and operating condition, normal wear and tear excepted. The consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not impair the ability of the Company to continue to use such properties and assets.

     5.13  Environmental Matters.
           ---------------------

           (a) The operations of the Company comply, and have complied, in all material respects with all applicable Laws relating to pollution or protection of the environment ("Environmental Laws").

           (b)  Except as set forth on Company Disclosure Schedule 5.13, no
                                       --------------------------------
environmental, health or safety Licenses or other such authorizations are necessary for the operation of the Company's business.

           (c) Neither the Company nor any of the Members has received any notice of any pending or threatened investigation, proceeding or claim to the effect that the Company is or may be liable to any person or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, or to the Company's and the Members' Knowledge activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person or entity or for any such cleanup costs.

     5.14  Intellectual Property. The Company develops, markets and licenses
           ---------------------
certain proprietary application software products and systems to financial institutions and other


Stock Purchase Agreement - Page 13
customers (the "Software Programs"), and in connection therewith the Company has obtained from third party contractors certain related technical documentation and user reference manuals (the "Documentation"). The Software Programs and the Documentation are collectively referred to as the "Software." The Software Programs are listed on Company Disclosure Schedule 5.14.
                       --------------------------------

           (a)  Ownership.  The Company has the right to use all patents,
                ---------
trademarks, service marks, trade names and copyrighted works which are the subject of a copyright registration and all other proprietary information used by the Company in the conduct of its business. Company Disclosure Schedule
                                               ---------------------------
5.14(a) sets forth all domestic and foreign patents, trademarks, service marks
-------
and trade names owned or used by the Company (designated as owned or used) and all applications therefor and registrations thereof, and copyright registrations or pending applications for registrations owned by the Company.

           (b)  Procedures for Copyright Protection. In no instance has the
                -----------------------------------
eligibility of the Software for protection under copyright law been forfeited to the public domain.

           (c)  Procedures for Trade Secret Protection.  Neither the Company
                --------------------------------------
nor any Member has ever disclosed source code for any of the Software to a third party other than the persons identified in Company Disclosure Schedule 5.14(c),
                                           -----------------------------------
each of which has executed an appropriate nondisclosure agreement in favor of the Company. The Company discloses its source code for the Software to employees only on a need-to-know basis in connection with the performance of their duties to the Company and except as described in Company Disclosure Schedule 5.14, each
                                          ---------------------------------
such current employee of the Company has executed and delivered to the Company an employment or other agreement containing provisions for the protection of trade secrets and confidential information of the Company which would include the Software from the date of delivery to the Company. The source code and system documentation (from the date of delivery to the Company) comprising the Software have at all times been maintained by the Company in confidence and the Company has not taken (nor has it failed to take) any action which would be reasonably likely to result in such source code and system documentation not being protectable as a trade secret under applicable Laws.

           (d)  Ownership of Software.  Except for certain contractors
                ---------------------
("Contractors") on Company Disclosure Schedule 5.14(d), all persons who have to
                   -----------------------------------
or participated in the conception and development of the Software on behalf of the Company have been full-time employees of the Company hired to prepare such works within the scope of employment. All Contractors have executed an assignment agreement substantially in the form attached to Company Disclosure
                                                           ------------------
Schedule 5.14(c). As a consequence, the Company has all ownership interests in
----------------
the Software.

           (e)  Absence of Claims.  Except as set forth in Company Disclosure
                -----------------                          ------------------
Schedule 5.14(e), no claims have been asserted by any person to rights in the
----------------
Software, and to the knowledge of the Company and the Members, no valid basis for any such claim exists. The use of the Software by the Company and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws that protect intellectual property rights). The use by the Company of the patents, trademarks, service marks, trade names and works which are the subject of copyright registration identified in


Stock Purchase Agreement - Page 14

Company Disclosure Schedule 5.14(a) does not infringe the rights of any person,
-----------------------------------
and no claim has been asserted that the use by the Company of any of the foregoing infringes the rights of any person. Neither the Company nor the Members has received notice of any claim asserted by any person to the effect that any current or former employee of the Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or any third party.

              (f)  Disclaimer of Certain Warranties.  EXCEPTING THE EXPRESS
                   --------------------------------
WARRANTIES CONTAINED IN THIS SECTION 5.14 OR SECTIONS 5.15, 5.16 AND 5.17 AND
                             ------------    ----------------------------
THE STATEMENTS CONTAINED IN SECTION 5.26 OF THIS AGREEMENT, COMPANY MAKES NO
                             ------------
REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, INCLUDING (BUT NOT BY WAY OF LIMITATION) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       5.15   Adequacy of Technical Documentation.  The Software includes
              -----------------------------------
the source code, system documentation and schematics for all Software Programs provided by the Contractors, as well as any programmer comments for documentation and commentary or explanation.

       5.16   Third-Party Components in Software. The Software contains no
              ----------------------------------
programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. The Software does not contain derivative works of any programming or materials not owned in their entirety by the Company.

       5.17   Third-Party Interests or Marketing Rights in Software.
              -----------------------------------------------------
The Company has not granted, transferred or assigned any right or interest in the Software to any person except pursuant to the contracts identified on Company Disclosure Schedule 5.17. There are no contracts, agreements, licenses,
--------------------------------
commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Company Disclosure Schedule 5.17.
                       --------------------------------

       5.18   Intentionally Deleted.
              ---------------------

       5.19   Absence of Certain Agreements and Practices.
              -------------------------------------------

              (a)  Except as set forth in Company Disclosure Schedule
                   --------------------------------------------------
5.19(a) or in connection with customary transactions in the ordinary course of
----
business, no present or former officer, director or shareholder of the Company:

                   (i)   owes money to the Company;

                   (ii) has made any claim (as defined in Section 101 of the United States Bankruptcy Code) against the Company or, the Company's and the Members' Knowledge, has any basis for any such claim;


Stock Purchase Agreement - Page 15

                      (iii) has any interest in any material property or assets used by the Company in its business;

                      (iv) has any benefits that are contingent on the transactions contemplated by this Agreement and the other Purchase Agreements, other than as stated herein;

                      (v) has any agreement with the Company that is not terminable by the Company without penalty or notice;

                      (vi) has any agreement providing severance benefits or other benefits after the termination of employment of such employee (before or after a change in control) regardless of the reason for such termination of employment; or

                      (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement and the other Purchase Agreements.

               (b) Neither the Company nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of the Company or the Members has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company.

       5.20    Major Vendors and Customers.  Company Disclosure Schedule
               ---------------------------   ---------------------------
5.20 sets forth a list of each licensor, developer, remarketer, distributor and
----
supplier of property or services to, and each licensee, end-user or customer of, the Company, to whom the Company paid or billed in the aggregate in excess of $25,000 during calendar year 1996, 1997, or 1998, or for the six months ended June 30, 1999.

       5.21    Accounts Receivable.  Company Disclosure Schedule 5.21 sets
               -------------------   --------------------------------
forth the accounts receivable of the Company as of June 30, 1999, as reflected in the Company Financial Statements as of that date, together with an aging of these accounts. These accounts receivable, and all accounts receivable of the Company created after June 30, 1999, arose from valid transactions in the ordinary course of business and are, to the Company's and Member's knowledge, and except as listed on Company Disclosure Schedule 5.21, good and collectible
                        --------------------------------
at the recorded amounts thereof, except to the extent adequate reserves therefor have been made on the Company Financial Statements in accordance with GAAP. To the Company's and the Members' knowledge, no portion of the accounts receivable is subject to counterclaim or setoff.

       5.22    Bank Accounts.  Company Disclosure Schedule 5.22 lists all
               -------------   --------------------------------
bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers, the authorized signatories or persons having access to them, and the passwords used to access such accounts, including through voice response and internet services.


Stock Purchase Agreement - Page 16

       5.23   Company Records.  The Company record books (including the
              ---------------
equity records) of the Company are materially complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the Members and any committees of the Members and all transactions involving the equity interests of the Company (and contain any canceled certificates representing interests in the equity of the Company).

       5.24   Combinations Involving the Company.  There have been no mergers
              ----------------------------------
consolidations or other business combinations involving the Company and no liquidations, purchases or other transactions by which the Company or any of its Subsidiaries acquired or disposed of substantially all of its business or property.

       5.25   Labor Relations.  Except as disclosed on Company Disclosure
              ---------------                          ------------------
Schedule 5.25, the Company is in material compliance with all federal and
-------------
state Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the United States Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's or the Members' Knowledge, threatened against or involving or affecting the Company and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company. Except for any Material Contract disclosed pursuant to Section 5.11,
                                                                ------------
the Company is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to the Company or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company.

       5.26   Year 2000 Readiness Disclosure.  This `Year 2000 Readiness
              ------------------------------
Disclosure' is made pursuant to Public Law 105-271 (effective October 19, 1998), the Year 2000 Information and Readiness Disclosure Act ("Year 2000 Act"), and is issued by Company with respect to "Year 2000 Processing" of Company or of products or services offered by Company. For purposes of this Agreement, "Year 2000 Processing" is defined as the processing (including calculating, comparing, sequencing, displaying, or storing), transmitting, or receiving of date data from, into, and between the 20/th and 21/st centuries, and during the years 1999 and 2000, and leap year calculations. Company makes the following Year 2000 Readiness Disclosure: To the best knowledge of Company and except as provided on Company Disclosure Schedule 5.26, the Software and the Company's internal
--------------------------------
systems are each "Millennium Compliant"; for the purposes of this Agreement "Millennium Compliant" means: (a) the functions, calculations, and other computing processes of the Software (collectively, "Processes") perform as designed regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether or not the dates include leap years; (b) the Software can accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, as designed and in a materially accurate manner, regardless of the dates used or format of the date input; (c) the Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the


Stock Purchase Agreement - Page 17

Software; (d) the Software accepts and responds to four digit year date input in a manner that resolves any material ambiguities as to the century in an accurate manner; and (e) the Software displays, prints and provides electronic output of date information in ways that are unambiguous as to the determination of the century.

          Notwithstanding the provisions of Section 5.14(f) of this Agreement,
                                            ---------------
the parties agree that the foregoing Year 2000 Readiness Disclosure shall not be construed as a warranty or other contractually binding statement, and agree that the Company shall be entitled to all legal benefits and defenses available to it under the Year 2000 Act, as if such Year 2000 Readiness Disclosure had been made not in connection with the making of a contract.

       5.27   Change in Control Provisions.  There are no agreements in
              ----------------------------
effect to which the Company is a party and which contain any provisions which become effective or are accelerated or contingent upon a change in control, merger, consolidation, sale of assets or stock or other business combination involving the Company or otherwise require any payment or performance by the Company or any officer or director thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement or any of the other Purchase Agreements.

       5.28   No Prior Convictions.  No Member has been convicted of,
              --------------------
arrested for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

       5.29   Tax Advice.  Each Member has reviewed with his tax advisor the
              ----------
United States federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the other Purchase Agreements. Such Member is relying solely on such advisor and not on any statements or representations of the Purchaser or any of its agents, and understands that he (and not the Purchaser or any other person or entity) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Purchase Agreements.

       5.30   Members' Additional Representations. To induce the Purchaser
              -----------------------------------
to enter into this Agreement, each Member also represents and warrants to the Purchaser as follows:

              (a) The Member has the right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by the Member and is entered into voluntarily without promise or benefit other than as set forth herein; and this Agreement constitutes the Member's legal, valid and binding obligation, enforceable in accordance with its terms.

              (b) The Member owns, of record and beneficially, valid title to his or her Company Equity, and such interests are free and clear of all Liens, Claims (as defined below) and encumbrances. Other than the Company Equity owned by the Member, the Member does not own, beneficially or of record, or have any right to acquire, now or in the future, any equity interest or other securities of any kind of the Company. The execution, delivery and performance of this Agreement by the Member will not conflict with or result in a breach of any agreement, instrument, order, injunction, decree, statute, rule or regulation applicable to the

Stock Purchase Agreement - Page 18

Member or any of his or her assets. The execution, delivery and performance of this Agreement by the Member does not require the consent or approval of any third party or governmental agency or authority which has not been obtained (and a copy of which is attached hereto).

       5.31   Disclosure. No representation or warranty of the Company and/or
              ----------
the Members in this Agreement, the other Purchase Agreements or in any document or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement or the other Purchase Agreements contains any untrue or incomplete statement or omits to state any material fact necessary to make the statements contained herein or therein not misleading. The Company and the Members have completely and accurately responded in all material respects to all diligence inquiries made by Purchaser and its officers, directors, attorneys, accountants and other representatives in connection with this Agreement and the other Purchase Agreements. All facts known or reasonably available to the Company or the Members that are material to the financial condition or operation, of the business and assets of the Company have been disclosed or made available by the Company and the Members to the Purchaser.

                                   ARTICLE 6
                           [Intentionally Deleted.]

                                   ARTICLE 7
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     To induce the Company and the Members to enter into this Agreement and the other Purchase Agreements, the Purchaser hereby represents and warrants to the Company and the Members as follows:

       7.1    Corporate Organization.
              ----------------------

              (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Purchaser.

              (b) Direct Access Interactive, Inc. ("DAI") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. DAI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on DAI.


Stock Purchase Agreement - Page 19

            (c)  Purchaser Disclosure Schedule 7.1 sets forth true and complete
                 ---------------------------------
copies of the Articles of Incorporation and Bylaws of Purchaser and DAI and all amendments thereto.

       7.2  Authority; No Violation.
            -----------------------

            (a)  Except as disclosed on Purchaser Disclosure Schedule 7.2(a)
                                        ------------------------------------
(collectively, "Purchaser Approvals"), no Authorizations to any third party or Governmental Authority are necessary on behalf of the Purchaser in connection with (i) the execution and delivery by the Purchaser of this Agreement and the other Purchase Agreements, (ii) the consummation by the Purchaser of the transactions contemplated hereby and thereby and (iii) the performance of the Purchaser's obligations under this Agreement and the other Purchase Agreements. The Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Purchase Agreements to which it is a party and the consummation by the Purchaser of the other transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Purchase Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Purchaser in accordance with the Articles of Incorporation and Bylaws of the Purchaser and applicable Laws. No other corporate proceedings on the part of the Purchaser are necessary to consummate the transactions so contemplated. This Agreement and the other Purchase Agreements have been duly and validly executed and delivered by the Purchaser and constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general application relating to or affecting creditors rights and to general equitable principles.

            (b) Neither the execution and delivery of this Agreement and the other Purchase Agreements to which it is a Party by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Purchaser with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Purchaser's Articles of Incorporation or Bylaws,
(ii) violate any Laws applicable to the Purchaser or any of its properties or assets, or (iii) except where a waiver or consent had been obtained or will be obtained prior to Closing, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Purchaser, and which will not prevent or delay the consummation of the transactions contemplated hereby.

       7.3  Broker's and Other Fees.  Neither the Purchaser nor any of its
            -----------------------
directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.


Stock Purchase Agreement - Page 20

       7.4  Legal Proceedings.  Except as set forth on Purchaser Disclosure
            -----------------                          --------------------
Schedule 7.4, there is no action, suit or proceeding before or by any court or
------------
governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Purchaser's president and chief financial officer, threatened, against or affecting the Purchaser, or any of its properties, which could reasonably be expected to materially and adversely affect the ability of the Purchaser to perform its obligations pursuant to this Agreement and the other Purchase Agreements.

       7.5  Disclosure.  No representation or warranty of the Purchaser in this
            ----------
Agreement and the other Purchase Agreements, nor any other written statements or certificates furnished to the Company or the Members in connection with the transactions contemplated by this Agreement, contains any untrue or incomplete statement or omits to state a material fact necessary to make the statements herein or therein not misleading. The Purchaser has completely and accurately responded in all material respects to the diligence inquiries made by the Company and the Members in connection with this Agreement and the other Purchase Agreements. All facts known to the Purchaser that are material to the financial condition, operation, or prospects of the business and assets of the Purchaser have been disclosed by the Purchaser to the Company and the Members.


                                   ARTICLE 8
                    COVENANTS AND AGREEMENTS OF THE PARTIES

       8.1  Conduct of Business.  The Company and the Members agree that from
            -------------------
the date hereof to the Closing Date, the Company shall conduct its business only in the ordinary course and consistent with prudent business practice and past practice, except for transactions permitted hereunder or with the prior written consent of Purchaser. Without limiting the generality of the foregoing, the Members and the Company agree that the Company shall use all commercially reasonable efforts to:

            (a) maintain its existence and status in good standing in all jurisdictions in which it is required to be qualified or registered to conduct its business, except where the failure to do so would not have a Material Adverse Effect on the Company;

            (b) maintain all of its tangible assets in good operating condition and maintain the protection of all intellectual property in substantially the same standing as exists on the date hereof;

            (c) continue performance in the ordinary course of its obligations under its contracts and agreements;

            (d) preserve its business organization intact, use all commercially reasonable efforts to keep available its present officers and employees and preserve its present relationships with suppliers, customers and others having business relationships with it; and

            (e) maintain its existing insurance, subject to variations in amount required by the ordinary operations of its business.


Stock Purchase Agreement - Page 21

       8.2  Negative Covenants.  The Company and the Members agree that from the
            ------------------
date hereof to the Closing Date, except as otherwise approved by Purchaser in writing, or as permitted or required by this Agreement, the Company will not:

                    (i) change any provision of its Articles of Organization or Operating Agreement;

                    (ii) issue any additional interests of Company Equity or other securities or change the number of interests of Company Equity or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to Company Equity or any securities convertible into Company Equity, or split, combine or reclassify any of its Company Equity, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Company Equity;

                    (iii) directly or indirectly redeem, purchase or otherwise acquire any equity of the Company;

                    (iv) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies and, with regard to bonuses in amounts that do not result in a material variance from the amounts reserved for such payments through the date of the most recent balance sheet included in the Company Financial Statements;

                    (v) sell or dispose of any assets other than in the ordinary course of business consistent with past practices;

                    (vi) make any capital expenditures outside the ordinary course of business;


                    (vii) acquire in any manner whatsoever any business or entity;

                    (viii) enter into, terminate, modify or amend any agreement or arrangement with any officer or director of the Company or any "affiliate" of any such officer or director, as that term is defined in Regulation 14A of the Exchange Act (an "Affiliate");

                    (ix) make any change in its accounting methods or practices;

                    (x) incur, create, assume or guarantee any Liabilities except in the ordinary course of business and as would not have a Material Adverse Effect on the Company;

                    (xi) increase, or make any change in any assumptions underlying the method of calculating any bad debt, contingency or other reserves from those reflected in the Company Financial Statements;


Stock Purchase Agreement - Page 22

               (xii) make any change in the method of valuing assets included in the Company Financial Statements;

               (xiii) pay, discharge or satisfy any Liabilities, other than by payment, discharge or satisfaction in the ordinary course of business;

               (xiv) permit or allow any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens which are in existence on the date hereof and which are disclosed on the Company Disclosure Schedules and Liens for amounts not yet due and payable which Liens are contested in good faith and for which adequate reserves have been made;

               (xv) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

               (xvi) cancel or waive any claims or rights, or sell, transfer, distribute or otherwise dispose of any assets or properties, except in the ordinary course of business;

               (xvii) declare, file or permit to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to the Company or any of the Members;

               (xviii) fail to perform its obligations under any Material Contract (except those being contested in good faith) or enter into, assume or amend any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

               (xix) take any action that would or could reasonably be expected to result in (A) a Material Adverse Effect on the Company or (B) any of his or their representations and warranties contained in Article 5 not being true and correct in any material respect at the Closing Date, or that would cause any of the conditions to Closing not to be satisfied; or

               (xx)    directly or indirectly agree to do any of the foregoing.

8.3  No Solicitation.  From the date hereof to the Closing Date or the earlier
     ---------------
termination of this Agreement in accordance with its terms, the Company and the
Members:

     (a) agree that neither the Company nor any of its present or future subsidiaries or other affiliates, nor any of its or their directors, officers, shareholders, employees, representatives or other agents (collectively, the "Company Affiliates") shall, directly or indirectly, (i) enter into any agreement (or agree to do so), or solicit, initiate or knowingly encourage the invitation of inquiries or proposals or offers from any person (other than the Purchaser or its or their directors, officers, employees, representatives and agents) concerning: (A) any sale of assets or transfer or liabilities of the Company or any of its present or future subsidiaries, divisions or other affiliates (other than any such sale or transfer in the ordinary course of business); (B) any issuance, purchase or sale of equity or debt or other securities of the Company or any of its present or future subsidiaries, divisions or other affiliates; or (C) any

Stock Purchase Agreement - Page 23
merger, consolidation, restructuring, recapitalization or other significant transaction involving the Company or any of its present or future subsidiaries, divisions or other affiliates; or (ii) provide any confidential information to, participate in discussions or negotiations relating to any such transaction with, or otherwise cooperate with or assist or participate in any effort to take such action by any person or entity (other than Purchaser or its directors, officers, shareholders, employees, representatives and agents). The Company shall immediately advise Purchaser if any such inquiry, offer or proposal is made or received by the Company or any of the Company Affiliates;

          (b) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Company and the Members will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.3; and
                                   -----------

          (c) will notify Purchaser immediately of the identity of any potential acquiror and the terms of any proposal or offer (including, without limitation, any proposal or offer to any of the Members) with respect to a proposed or potential merger, acquisition, consolidation, business combination, transfer or similar transaction involving, or any purchase of all or any significant portion of the assets, equity securities of or rights with respect to any assets or securities of, the Company whether or not permitted by this
Section 8.3.
-----------

     8.4  Current Information.
          -------------------

          (a) During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:

          (b) The Company and the Members will cause one or more of the Company's representatives to confer with representatives of Purchaser regarding its business, operations, properties, assets and financial condition; each of the Parties will cause one or more of its representatives to confer with representatives of the other Parties regarding matters relating to the completion of the transactions contemplated herein; and

          (c) Each of the Parties will notify the other Parties as soon as practicable after any determination or discovery by it of any fact or circumstance relating to any Party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of any Party or which has or is reasonably likely to have a Material Adverse Effect on any Party. Notwithstanding the foregoing, for the purpose of determining satisfaction of the condition set forth in Article 8, no such notification shall
                                           ---------
be deemed to amend such Disclosure Schedules or shall be deemed to be a part thereof unless agreed to by the other parties.

     8.5  Access to Properties and Records; Confidentiality. The Company
          -------------------------------------------------
and the Members shall permit Purchaser and its representatives reasonable access to its properties and shall disclose and make available to Purchaser and its representatives all books, papers and records and information relating to it, its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of Members and any committees thereof,

Stock Purchase Agreement - Page 24
organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Purchaser and its representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of the Company.

     8.6  Regulatory Matters; Consents; Cooperation, etc.
          ----------------------------------------------

          (a) Each of the Parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

          (b) As soon as practicable following the date hereof, each of the Parties will use its commercially reasonable efforts to obtain all consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained by such Party in connection with the consummation of the transactions contemplated hereby.

     8.7  Parties' Efforts; Further Assurances; Cooperation.  Subject to the
          -------------------------------------------------
other provisions in this Agreement, the Parties shall in good faith perform their obligations under this Agreement before, at and after the Closing Date, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties in order to consummate the transactions contemplated by this Agreement.

     8.8  Public Announcements.  Prior to the Closing Date or the earlier
          --------------------
termination of this Agreement in accordance with its terms, the Parties shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, none of the Members shall make any public announcement regarding any aspect of this Agreement without Purchaser's prior written consent. Nothing in this
Section 8.8 shall be deemed to prohibit any Party from making any disclosure
-----------
which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by Law or Governmental Authority.

     8.9  Failure to Fulfill Conditions.  In the event that any Party determines
          -----------------------------
that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to August 31, 1999 (the "Deadline Date"), it will promptly notify the other Party. Except for any acquisition or merger discussions Purchaser may enter into with other persons, each Party will promptly inform the other Parties of any facts applicable to it

Stock Purchase Agreement - Page 25
that would be likely to prevent or materially delay consummation of the transactions contemplated by this Agreement.

     8.10 Disclosure Supplements.  From time to time prior to the Closing Date,
          ----------------------
each Party hereto will promptly notify the other Party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other Parties.

     8.11 Release; Covenant Not to Sue.
          ----------------------------

          (a) If the Closing occurs, then the Members and each of them hereby permanently release the Purchaser and its agents, representatives, assigns and affiliates (collectively, the "Purchaser Released Parties") from any and all Claims (as defined herein), rights and causes of action that any of the Members may have, may have had or may, at any time, claim to have had against any Purchaser Released Party, arising out of or in connection with any transactions between any or all of the Members and any or all of the Purchaser Released Parties occurring prior to the Closing Date, or arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date; provided, however, that such release shall not apply to any breach by any Purchaser Released Party of its representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which it is a party.

          (b) If the Closing occurs, the Members and each of them covenant not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any of the Purchaser Released Parties with respect to any claims (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature, both at law and in equity, whether known or unknown (collectively, the "Claims"), that the Members, or any of them, now has, ever had or may, at any time, claim to have had against any of the Purchaser Released Parties arising out of or in connection with any transactions between any or all of the Members and any or all of the Purchaser Released Parties occurring prior to the Closing Date, or arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date; provided, however, that such covenant not to sue shall not apply to a suit or action based solely upon any breach by the Members or any of them of their representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which they are a party. The Members represent and warrant that they have not voluntarily or involuntarily assigned or suffered any transfer of any of such Claims to any other person or entity, and they agree to indemnify and hold harmless each Purchaser Released Party from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any of the Purchaser Released Parties by reason of any such Claims arising out of or in connection with any transactions between any or all of the Members and any or all of the Purchaser Released Parties occurring prior to the Closing Date, or

Stock Purchase Agreement - Page 26
arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date, which were effectively or purportedly assigned or transferred by any or all of the Members.

          (c) If the Closing occurs, then the Purchaser hereby permanently releases the Members and their agents, representatives and assigns (collectively, the "Member Released Parties") from any and all Claims, rights and causes of action that the Purchaser may have, may have had or may, at any time, claim to have had against any or all of the Member Released Parties, arising out of or in connection with any transactions between the Purchaser and any or all of the Member Released Parties occurring prior to the Closing Date, or arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date; provided, however, that such release shall not apply to any breach by the Company or the Members of their representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which they are a party.

          (d) If the Closing occurs, the Purchaser covenants not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any of the Member Released Parties with respect to any Claims that the Purchaser now has, ever had or may, at any time, claim to have had against any of the Member Released Parties arising out of or in connection with any transactions between any or all of the Members and any or all of the Purchaser Released Parties occurring prior to the Closing Date, or arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date; provided, however, that such covenant not to sue shall not apply to a suit or action based solely upon any breach by Purchaser of its representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which it is a party. Purchaser represents and warrants that it has not voluntarily or involuntarily assigned or suffered any transfer of any of such Claims to any other person or entity, and it agrees to indemnify and hold harmless the Member Released Parties from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any Member Released Parties by reason of any such Claims arising out of or in connection with any transactions between any or all of the Members and any or all of the Purchaser Released Parties occurring prior to the Closing Date, or arising with respect to any fact, circumstance, act or omission occurring prior to the Closing Date; which were effectively or purportedly assigned or transferred by the Purchaser.

     8.12 Employment Agreements and Member Agreements.  On or prior to the
          -------------------------------------------
Closing Date, all agreements between the Company and any of its employees or shareholders (other than agreements relating to confidentiality, ownership of inventions and materials and similar agreements benefiting the Company) shall have been canceled at no cost to the Company. On or prior to the Closing Date, Employment Agreements substantially in the form attached here as Exhibit 8.12
                                                                 ------------
shall be executed and delivered to Purchaser by any employees of the Company deemed by Purchaser to be necessary or important to the continued business of the Company, as contemplated by Purchaser.

     8.13 Special Provisions with Respect to the Company. If the Closing occurs
          ----------------------------------------------
as provided herein, then at that time all representations, warranties, covenants and agreements to the

Stock Purchase Agreement - Page 27
extent made or adopted by the Company (and only to such extent) shall expire and be of no further force and effect, and the Company's having made representations, warranties, covenants and agreements shall in no way limit the liability of the Members for those representations, warranties, covenants and agreements pursuant to this Agreement.

     8.14 Cooperation and Exchange of Information.  The Parties agree to
          ---------------------------------------
furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

     8.15 Customer Contacts.  The Company shall permit Purchaser to conduct a
          -----------------
survey or otherwise inquire of certain or all of the Company's key customers, as selected by Purchaser, regarding the relationship between such customer and the Company and the impact of a change in control on such relationship. The Company shall assist Purchaser in making such survey or inquiries and shall have the right to have a representative of its choice participate therein.

     8.16 Post-Closing Expenses.  Any expenses relating to any audit of the
          ---------------------
Company, or other accounting services rendered to the Company, prior to or after the Closing rendered on behalf of Purchaser, and any professional fees relating to the Company incurred in connection with an initial public offering of Purchaser, shall be borne and paid by Purchaser.

     8.17 Tax Returns.  The Members shall be responsible for preparing and
          -----------
filing the federal and state partnership income tax returns for the Company (and the Members) for the period ending on the Closing Date.

     8.18 Letter of Credit.  As soon as practicable after the Closing, Purchaser
          ----------------
shall release the Members from that certain letter of credit with Bank One, N.A., for the benefit of MasterCard International, and the Members shall establish a letter of credit in favor of Purchaser in the amount of $100,000 to be drawn upon in connection with the Members' indemnification obligations pursuant to Article 11 of this Agreement.

                                   ARTICLE 9
                              CLOSING CONDITIONS

     9.1  Conditions of Each Party's Obligations Under this Agreement'.  The
          -----------------------------------------------------------
respective obligations of each party under this Agreement shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

          (a)  Approvals and Regulatory Filings. All necessary Authorizations of
               --------------------------------
Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of the Company or Purchaser. All conditions required to be satisfied prior to the Closing Date by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

Stock Purchase Agreement - Page 28

          (b)  Suits and Proceedings. The consummation of the transactions
               ---------------------
contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Purchaser or the Company or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Purchaser, Company or the Members, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control any material aspect of the business of Purchaser or the Company after the Closing Date, or (ii) to subject Purchaser or the Company or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

     9.2  Conditions to the Obligations of Purchaser under this Agreement.  The
          ---------------------------------------------------------------
obligations of the Purchaser under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Closing Date), of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               --------------------------------------------------------
Consents. The representations and warranties of the Company and the Members
--------
contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and the Company and the Members shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company and the Members shall have been obtained or made.

          (b)  Intentionally Deleted.

          (c)  Certificates. The Members shall have furnished Purchaser with
               ------------
such certificates of the Company and its authorized officers, Members or others and such other documents to evidence fulfillment of the conditions set forth in this Article 9 and otherwise to consummate the transactions contemplated
     ---------
pursuant to this Agreement as Purchaser may reasonably request, including certificates in the form attached hereto as Exhibit 9.2(c).
                                            --------------

          (d)  Noncompetition, Nonsolicitation and Confidentiality Agreements.
               --------------------------------------------------------------
The Members and the employees of Company as reasonably requested by Purchaser shall have executed and delivered to Purchaser Noncompetition, Nonsolicitation and Confidentiality Agreements substantially in the form attached hereto as
Exhibit 9.2(d).
--------------

          (e)  Confidentiality and Assignment Agreements. The Members shall have
               -----------------------------------------
delivered to Purchaser a Confidentiality and Assignment Agreement in the form attached hereto as Exhibit 9.2(e), signed by all persons who have developed,
                   --------------
modified or otherwise had access to the source code for the Software.

Stock Purchase Agreement - Page 29

          (f)  Completion of Due Diligence on the Company. Purchaser shall have
               ------------------------------------------
completed its review of the Company, the results of which shall be acceptable to Purchaser in its reasonable discretion.

          (g)  No Material Adverse Effect on the Company. No event shall have
               -----------------------------------------
occurred and no fact or circumstance shall have arisen which, in the judgment of Purchaser, is reasonably likely to have a Material Adverse Effect on the Company or materially and adversely affect the value of this transaction to Purchaser, since the date of the most recent Company Financial Statements except (i) the announcement of this Agreement or (ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its business.

          (h)  Customer Inquiries. Purchaser shall be reasonably satisfied with
               ------------------
the results of their inquiries of the Company's customers with respect to the impact of a change in control on their relationship with the Company.

          (i)  Intentionally Deleted.
               ---------------------

          (j)  Termination or Assignment of Certain Agreements. The Company
               -----------------------------------------------
shall have terminated the agreements and contracts listed on Schedule 9.2(j)
                                                             ---------------
hereto.

          (k)  Release of Obligations. All obligations of the Company pursuant
               ----------------------
to any loan, lease, guaranty, commitment or other undertaking of the Company, the Members or any of its or their Subsidiaries and other Affiliates, except service agreements and other similar agreements with customers and vendors entered into in the ordinary course of business, except for the lease between the Company and Military Services, Inc. executed contemporaneously with this Agreement, and except for obligations incurred pursuant to this Agreement or other Purchase Agreements, whether entered into as maker, guarantor or otherwise, shall have been fully and permanently released or satisfied pursuant to documents and agreements satisfactory in all respects to Purchaser and its counsel.

          (l)  Escrow Agreement. The Members shall have executed and delivered
               ----------------
to Purchaser the Escrow Agreement.

          (m)  Releases. Except for Cyrus A. Ansary and Matthew Clary, III, as
               --------
trustee of the Matthew Clary, Jr. Trust, each of the shareholders of the Members shall sign a release in the form attached as Exhibit 9.2(m) hereto.
                                             --------------

     9.3  Conditions to the Obligations of the Company and the Members under
          ------------------------------------------------------------------
this Agreement. The obligations of the Company and the Members under this
--------------
Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               --------------------------------------------------------
Consents. The representations and warranties of the Purchaser contained in this
--------
Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and Purchaser shall have performed in all material respects the agreements, covenants and obligations to be performed by it at or prior to the Closing Date. All Authorizations of or with

Stock Purchase Agreement - Page 30
any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser shall have been obtained or made.

          (b)  Certificates. Purchaser shall have furnished the Company and the
               ------------
Members with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 9
                                                                      ---------
and otherwise to consummate the transactions contemplated pursuant to this Agreement as the Company and the Members may reasonably request.

          (c)  No Material Adverse Effect on Purchaser. No Material Adverse
               ---------------------------------------
Effect with respect to Purchaser shall have occurred since the date of this Agreement except (i) the announcement of this Agreement, and (ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its business.

          (d)  Approvals. This Agreement and the transactions contemplated
               ---------
hereby shall have received all required Government Authorizations and other consents or approvals from third parties (including lenders, licensees and lessors) required to consummate the transactions contemplated hereby which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.

          (e)  Escrow Agreement. Purchaser shall have executed and delivered the
               ----------------
Escrow Agreement.

          (f)  Employment Agreement. Purchaser shall have executed and delivered
               --------------------
an employment agreement with Dana Smolenksi.

                                  ARTICLE 10
                                   SURVIVAL

     10.1 Survival.  The representations and warranties of the Company, Members
          --------
and Purchaser set forth herein shall survive the Closing for a period of one (1) year.

                                  ARTICLE 11
                                INDEMNIFICATION

     11.1  Indemnification by the Company and Members. Subject to the terms of
           ------------------------------------------
this Article 11, the Company and the Members other than Priscilla S. Capes (but
     ----------
after the consummation of the transactions contemplated by this Agreement, solely the Members, and not the Company) shall, jointly and severally, indemnify, defend, save and hold harmless the Purchaser and its subsidiaries, predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the "Purchaser Indemnified Parties"), from and against any Claims (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by Purchaser Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

Stock Purchase Agreement - Page 31

          (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or the Members in this Agreement or in the other Purchase Agreements; or

          (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Company or the Members at the Closing.

          (c) The Members, other than Priscilla S. Capes, acknowledge that they are jointly and severally liable for all Indemnifiable Damages (to the extent any Purchaser Indemnified Party would otherwise be entitled to recover under this Agreement) notwithstanding the elimination of Priscilla S. Capes' indemnification obligations hereunder.

   11.2   Indemnification by Purchaser.  Subject to the terms of this
          ----------------------------
Article 11, Purchaser shall indemnify, defend, save and hold harmless the
----------
Company and the Members (but after consummation of the transactions contemplated by this Agreement, solely the Members and not the Company) (collectively, the "Company Indemnified Parties") from and against any Indemnifiable Damages suffered by the Company Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

          (a) any breach of any of the representations, warranties, covenants and agreements made by Purchaser in this Agreement or in the other Purchase Agreements; or

          (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Purchaser at the Closing.

   11.3   Claims for Indemnification.
          --------------------------

          (a)  Procedure. The Party seeking indemnification (the "Indemnified
               ---------
Party") shall give the Party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 11 may be claimed;
                                                     ----------
provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A Party shall have no liability under this Article 11 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to the Distribution Date (as defined in the Escrow Agreement); provided, however, that the limitations set forth in this Section
                                                                      -------
11.4 shall not apply to liability under this Article 11 for any fraudulent
----                                         ----------
breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

Stock Purchase Agreement - Page 32

           (b) Excluded Costs. Indemnifiable Damages shall not include expenses
               --------------
and costs, including without limitation the cost of unrelated third party retained services, incurred by the Purchaser Indemnified Parties for purposes of determining whether a Claim exists, to the extent that no Claim is made as a result of such investigation; provided, however, that such costs and expenses shall be Indemnifiable Damages to the extent any Purchaser Indemnified Party successfully makes a Claim based on information resulting from such investigation. In no event shall staff time and associated overhead and expenses be considered Indemnifiable Damages.

           (c) Insurance. In the event insurance coverage maintained and paid
               ---------
for by any of the Indemnifying Parties prior to Closing is available with respect to any Claim for which the Indemnified Party recovers Indemnifiable Damages, the Indemnified Party shall assign any claims under such policy to the Indemnifying Parties for recovery of such insurance proceeds. To the extent any Indemnified Party obtains proceeds from an insurer, no duplicate recovery by such Indemnified Party shall be permitted.

           (d) Period to Settle. The Indemnifying Party shall be afforded a
               ----------------
reasonable opportunity to collect, settle or mitigate any Claim following receipt of the Notice of Claim, provided that the Indemnifying Party acknowledges in writing that the Claim is indemnifiable, in full, hereunder.

     11.4  Defense of Claim by Third Parties. If any claim is made by a third
           ---------------------------------
party against a Party to this Agreement that, if sustained, would give rise to a liability of another Party under this Agreement, the Party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other Party and shall afford the other Party and its counsel, at the other Party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

     11.5  Third Party Claim Assistance. From time to time after the Closing,
           ----------------------------
Purchaser, the Company and the Members shall provide or cause their appropriate employees or representatives to provide the other Parties with information or data and otherwise assist as reasonably requested in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a Party may be required to indemnify another Party under this Agreement. The Party receiving such information or data shall reimburse the other Parties for all of their reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by their personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other Parties.

     11.6  Settlement of Indemnification Claims. If a recipient of a Notice of
           ------------------------------------
Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counter-notice, setting forth the basis for disputing such claim, to Purchaser or the Members, as the case may be. If no such counter-notice is given within such thirty (30) day period, or if Purchaser or the Members, as the case may be, acknowledge liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 11.8.
                                                                   ------------
If, within thirty (30) days after the receipt of counter-notice by Purchaser or the Members, as the

Stock Purchase Agreement - Page 33
case may be, the Members and Purchaser shall not have reached agreement as to the claim in question, then the Party disputing the claim shall satisfy any undisputed amount as specified in Section 11.6 and the disputed amount of the
                                  ------------
claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the Parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a Party shall be indemnified hereunder, the amount shall be satisfied as provided in Section 11.6. Judgment upon any award
                                         ------------
rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 11.6 is referred to as the
                                           ------------
"Determination Date."

     11.7  Manner of Indemnification by the Company and Members. Where the
           ----------------------------------------------------
Members are obligated to indemnify the Purchaser Indemnified Parties under
Section 11.1 after the Closing Date, such indemnity obligation must be satisfied
------------
first pursuant to the Escrow Agreement by the Members. Thereafter, or if the Closing Date fails to occur for any reason, such indemnity obligation must be satisfied by the Members (or the Company, if the Closing fails to occur) by paying to that Purchaser Indemnified Party cash in an amount equal to the applicable Indemnified Damages.

     11.8  Certain Limitations. Notwithstanding the foregoing in this Article
           -------------------                                        -------
11, the indemnification obligations of the parties shall not be affected by any
--
investigation made by the parties hereto prior to the date hereof or the Closing Date and shall be subject to the following limitations.

           (a) No indemnification shall be made for breaches of representations and warranties pursuant to this Article 11 until the total Indemnifiable Damages
                                ----------
for which the Indemnifying Party would be liable exceeds $50,000, in which event the Indemnifying Party shall indemnify to the full amount of any excess.

           (b) No indemnification shall be made for breaches of representation and warranties pursuant to this Article 11 to the extent Indemnifiable Damages
                                ----------
to be paid by the Members, on the one hand, or Purchaser, on the other hand, exceed $2,500,000.

           (c) An Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Article 11 for breaches of representations
                                   ----------
and warranty only for those Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof within one (1) year after the Closing Date.

          (d) The limitations set forth in Sections 11.8(a), (b) and (c) shall
                                           -----------------------------
not apply to Damages arising out of fraud.

Stock Purchase Agreement - Page 34

                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1  Expenses.
           --------

           (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses) shall be borne by the Party incurring such costs and expenses and shall be paid by such Party prior to or on the Closing Date.

           (b) Notwithstanding any provision in this Agreement to the contrary, if any of the Parties shall willfully default in its obligations hereunder, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting Party for all damages, costs and expenses, including without limitation reasonable legal and accounting expenses incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

     12.2  Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

           (a) If to Purchaser, to:

               Netzee, Inc.
               2410 Paces Ferry Road
               Atlanta, Georgia 30330
               Attn: President
               Telefax: _____________________
               Copy (which shall not constitute notice) to:

               Sutherland Asbill & Brennan LLP
               999 Peachtree Street, N.E.
               Suite 2300
               Atlanta, Georgia 30309
               Attn: Mark D. Wasserman
               Telefax: (404) 853-8398

           (b) If to the Company (prior to Closing) or the Members, to:

               Call Me Bill, LLC
               232 Poplar Street
               Elizabethtown, Kentucky 42701
               Attn: President
               Telefax: (502) 737-1182

Stock Purchase Agreement - Page 35

               Copy (which shall not constitute notice) to:

               Middleton & Reutlinger
               2500 Brown & Williamson Tower
               Louisville, Kentucky 40202
               Attn: Kent Hatfield
               Telefax: (502) 561-0442

           (c) If to the Members, to the addresses identified on Schedule 1
                                                                 ----------
               hereto:

               Copy (which shall not constitute notice) to:

               Middleton & Reutlinger
               2500 Brown & Williamson Tower
               Louisville, Kentucky 40202
               Attn: Kent Hatfield
               Telefax: (502) 561-0442

or such other addresses and telefax numbers as shall be furnished in writing by any Party, and any such notice or communications shall be deemed to have been given (i) when personally delivered, (ii) as of three business days after the date actually sent by mail, (iii) the next business day after the date actually sent via overnight mail or express courier and (iv) upon telefax confirmation of receipt to addressee by the sender.

     12.3  Parties in Interest. This Agreement shall be binding on and shall
           -------------------
inure to the benefit of the Parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any Party without the written consent of the other Parties; provided, however, Purchaser may assign its interests herein to
(a) an entity controlling, controlled by or under common control with Purchaser or (b) a purchaser or transferee of all or substantially all of the business or assets of Purchaser, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person or entity any rights or remedies under or by reason of this Agreement.

     12.4  Entire Agreement. This Agreement, which includes the Disclosure
           ----------------
Schedules, Exhibits and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "Purchase Agreements"), contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     12.5  Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the

Stock Purchase Agreement - Page 36
same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     12.6  Governing Law.
           -------------

           (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

           (b) Purchaser, the Company and the Members consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States Federal District Courts of Georgia, in any judicial proceeding brought to enforce this Agreement. The Parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one Party against another Party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     12.7  Arbitration.
           -----------

           (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (except as otherwise provided in this Section 12.7).
        ------------

           (b) Termination or limitation of Purchaser's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Purchaser shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     12.8  Invalidity of any Part. If any provision or part of this Agreement
           ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     12.9  Time of the Essence; Computation of Time. Time is of the essence of
           ----------------------------------------
each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public

Stock Purchase Agreement - Page 37
or legal holiday, the Party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

     12.10  Members Representative. By executing this Agreement, each of the
            ----------------------
Members (notwithstanding any Member's current or future mental or physical disability or incompetency) hereby irrevocably constitutes and appoints D. Michael Coyle and his successors, acting as hereinafter provided, as his attorney-in-fact and agent in his name, place and stead in connection with the transactions and agreements contemplated by this Agreement with respect to matters subsequent to the Closing Date (the "Members' Representative"), and acknowledges that such appointment is coupled with an interest. By executing this Agreement under the heading "Members' Representative," D. Michael Coyle hereby (i) accepts his appointment and authorization to act as Members' Representative as attorney-in-fact and agent on behalf of the Members in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Section 12.10.
                                                   -------------

           (a) Each Member by this Agreement fully and completely, with respect to matters subsequent to the Closing Date, hereby: (a) authorizes the Members' Representative (i) to dispute or to refrain from disputing any claim made by Purchaser under this Agreement or the other Purchase Agreements, (ii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under this Agreement or the other Purchase Agreements and to sign any release or other document with respect to such dispute or remedy, and (iii) to give such instructions and to do such other things and refrain from doing such other things as the Members' Representative shall deem necessary or appropriate to carry out the provisions of this Agreement or the other Purchase Agreements; and (b) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Members' Representative under this Agreement or the other Purchase Agreements.

           (b) Each of the Members hereby expressly acknowledges and agrees that the Members' Representative is authorized to act on his behalf, notwithstanding any dispute or disagreement between the Members, and that Purchaser and any other person or entity shall be entitled to rely on any and all actions taken by the Members' Representative under this Agreement or the other Purchase Agreements without any liability to, or obligation to inquire of, any of the Members. Purchaser and any other person or entity is hereby expressly authorized to rely on the genuineness of the signatures of both members of the Members' Representative, and upon receipt of any writing which reasonably appears to have been signed by Members' Representative, Purchaser and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

           (c) If D. Michael Coyle ceases to function in his capacity as the Members' Representative for any reason whatsoever, then the Members shall appoint, within thirty (30) days after such occurrence, a successor Members' Representative.

           (d) The authorizations of the Members' Representative shall be effective until his rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Members to the Purchaser under this Agreement.

Stock Purchase Agreement - Page 38

     12.11  Contract Interpretation. Notwithstanding any other provision of this
            -----------------------
Agreement that may be interpreted to the contrary, if the effective date of this Agreement and the Closing occur concurrently, then all sections or provisions of this Agreement, or any part thereof, that contemplate the Closing to be held subsequent to the effective date of this Agreement shall be inapplicable, non-binding on the parties and of no force or effect.

                 [Remainder of Page Intentionally Left Blank.]

Stock Purchase Agreement - Page 39

     IN WITNESS WHEREOF, Purchaser, the Company and the Members have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    PURCHASER:

                                    Netzee, Inc.

                                    By: /s/ [SIGNATURE ILLEGIBLE]^^
                                        --------------------------------------

                                    Its: Secretary and Chief Financial Officer
                                         -------------------------------------


                                    THE COMPANY:

                                    Call Me Bill, LLC, by its Members:

                                    MILITARY SERVICES, INC.

                                    By:  /s/ Dana Smolenski
                                         -------------------------------------
                                    Its: President
                                         -------------------------------------

                                    FORT KNOX NATIONAL COMPANY

                                    By:  /s/ James Fugitte
                                         -------------------------------------
                                    Its: President
                                         -------------------------------------


                                    /s/ Priscilla S. Capes
                                    ------------------------------------------
                                    Priscilla S. Capes



                                    MEMBERS:

                                    MILITARY SERVICES, INC.

                                    By:  /s/ Dana Smolenski
                                         -------------------------------------

                                    Its: President
                                         -------------------------------------


Stock Purchase Agreement - Page 40

                                    FORT KNOX NATIONAL COMPANY

                                    By: /s/ James Fugitte
                                        ------------------------------------

                                    Its: President
                                         -----------------------------------

                                    /s/ Priscilla S. Capes
                                    ----------------------------------------
                                    Priscilla S. Capes

Stock Purchase Agreement - Page 41